Exhibit 99.1

Brightcove Announces Financial Results for Third Quarter Fiscal Year 2022

BOSTON, MA (November 2, 2022) – Brightcove Inc. (Nasdaq: BCOV), the trusted leader in streaming technology, today announced financial results for the third quarter ended September 30, 2022.

“In the third quarter Brightcove made significant progress on each of our strategic priorities while also delivering revenue and profitability that exceeded the high end of our guidance range. The innovation investments we are making to broaden our solution and services offering will make Brightcove an essential partner for any company, brand or creator that wants to own their digital future,” said Marc DeBevoise, Brightcove’s Chief Executive Officer.

DeBevoise added, “We are confident that as we execute on our strategy we will deliver greater value for customers and position Brightcove to deliver faster, more consistent and meaningful revenue growth and profitability in the years ahead.”

Third Quarter 2022 Financial Highlights:

•

Revenue for the third quarter of 2022 was $53.9 million, an increase of 3% compared to $52.2 million for the third quarter of 2021. Subscription and support revenue was $51.8 million, an increase of 5% compared to $49.2 million for the third quarter of 2021.

•

Gross profit for the third quarter of 2022 was $33.9 million, representing a gross margin of 63%, compared to a gross profit of $33.5 million, representing a gross margin of 64% for the third quarter of 2021. Non-GAAP gross profit for the third quarter of 2022 was $34.5 million, representing a non-GAAP gross margin of 64%, compared to a non-GAAP gross profit of $34.1 million, representing a non-GAAP gross margin of 65% for the third quarter of 2021. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Loss from operations was $821 thousand for the third quarter of 2022, compared to loss from operations of $233 thousand for the third quarter of 2021. Non-GAAP operating income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $2.8 million for the third quarter of 2022, compared to non-GAAP operating income of $2.9 million during the third quarter of 2021.

•

Net loss was $1.7 million, or a loss of $0.04 per diluted share, for the third quarter of 2022. This compares to a net loss of $1.0 million, or $0.02 per diluted share, for the third quarter of 2021. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $2.0 million for the third quarter of 2022, or $0.05 per diluted share, compared to non-GAAP net income of $2.1 million for the third quarter of 2021, or $0.05 per diluted share.

•

Adjusted EBITDA was $4.9 million for the third quarter of 2022, compared to adjusted EBITDA of $4.2 million for the third quarter of 2021. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, other (benefit) expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow provided by operations was $10.5 million for the third quarter for 2022, compared to cash flow provided by operations of $7.4 million for the third quarter of 2021.

•

Free cash flow was $4.5 million after the company invested $6.0 million in capital expenditures and capitalization of internal-use software during the third quarter of 2022. Free cash flow was $4.9 for the third quarter of 2021.

•	Cash and cash equivalents were $31.3 million as of September 30, 2022 compared to $45.7 million on December 31, 2021.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Third Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $95,900 in the third quarter of 2022, excluding starter customers who had average annualized revenue of $3,800 per customer. The average annual subscription revenue per premium customer compares to $93,400 in the third quarter of 2021.

•	Recurring dollar retention rate was 95% in the third quarter of 2022, versus our historical target of the low to mid-90 percent range.

•	Net revenue retention in the quarter was 93%, which compares to 95% in the second quarter of 2022 and 95% in the third quarter of 2021.

•	Ended the third quarter of 2022 with 2,900 customers, of which 2,271 were premium.

•

New customers and customers who expanded their relationship during the third quarter of 2022 include: Coupang, Television New Zealand, This Old House Ventures, Sky Mexico, Gladius Global and Nexus Multimedia amongst others.

•

Announced an expanded partnership with Evergent, the customer management and monetization leader for streaming and digital subscription businesses. The new integration will see the introduction of Evergent’s agile monetization solution to Brightcove Beacon for over-the-top video streaming, making it possible for Brightcove customers to test and implement flexible monetization approaches within the platform.

Business Outlook

Based on information as of today, November 2, 2022, the Company is issuing the following financial guidance.

Fourth Quarter 2022:

•	Revenue is expected to be in the range of $49.2 million to $50.2 million, including approximately $1.8 million of professional services revenue.

•

Non-GAAP income/(loss) from operations is expected to be in the range of ($0.8) million to $0.2 million, which excludes stock-based compensation of approximately $4.0 million and the amortization of acquired intangible assets of approximately $0.8 million.

•

Adjusted EBITDA is expected to be in the range of $1.3 million to $2.3 million, which excludes stock-based compensation of approximately $4.0 million, the amortization of acquired intangible assets of approximately $0.8 million, depreciation expense of approximately $2.1 million, and other income/expense and the provision for income taxes of approximately $0.3 million.

•

Non-GAAP net loss per diluted share is expected to be ($0.03) to $0.00, which excludes stock-based compensation of approximately $4.0 million, the amortization of acquired intangible assets of approximately $0.8 million, and assumes approximately 42.2 million weighted-average shares outstanding.

Full Year 2022:

•	Revenue is expected to be in the range of $211.0 million to $212.0 million, including approximately $7.1 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $11.1 million to $12.1 million, which excludes stock-based compensation of approximately $13.7 million, the amortization of acquired intangible assets of approximately $3.2 million, merger-related expense of approximately $0.7 million, and other expenses of $1.1 million.

•

Adjusted EBITDA is expected to be in the range of $18.0 million to $19.0 million, which excludes stock-based compensation of approximately $13.7 million, merger-related expense of approximately $0.7 million, other expenses of $1.1 million, the amortization of acquired intangible assets of approximately $3.2 million, depreciation expense of approximately $6.9 million, and other income/expense and the provision for income taxes of approximately $1.8 million.

•

Non-GAAP earnings per diluted share is expected to be $0.22 to $0.24, which excludes stock-based compensation of approximately $13.7 million, the amortization of acquired intangible assets of approximately $3.2 million, merger-related expense of approximately $0.7 million, other expenses of $1.1 million and assumes approximately 42.1 million weighted-average shares outstanding.

Earnings Stream Information

Brightcove earnings will be streamed on November 2, 2022, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the live stream, visit the “Investors” page of the Company’s website, http://investor.brightcove.com. Once the live stream concludes, an on-demand recording will be available on Brightcove’s Investor page for a limited time at http://investor.brightcove.com.

About Brightcove Inc. (NASDAQ: BCOV)

Brightcove creates the world’s most reliable, scalable, and secure streaming technology solutions to build a greater connection between companies and their audiences, no matter where they are or on which devices they consume content. In more than 80 countries, Brightcove’s intelligent video platform enables businesses to sell to customers more effectively, media leaders to stream and monetize content more reliably, and every organization to communicate with team members more powerfully. With two Technology and Engineering Emmy® Awards for innovation, uptime that consistently leads the industry, and unmatched scalability, we continuously push the boundaries of what video can do. Follow Brightcove on Twitter, LinkedIn, and Facebook. Visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter and full year 2022, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of the COVID-19 pandemic, including on our business operations and broader conditions, as well as its impact on the general economic and financial market conditions; our ability to retain existing customers and acquire new ones; our history of losses; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and similar disclosures in our subsequent filings with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, amortization of acquired intangible assets, merger-related expenses, and other (benefit) expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus other income/expense, including interest expense and interest income, the provision for income taxes, depreciation expense, the amortization of acquired intangible assets, stock-based compensation expense, merger-related expenses, and other (benefit) expense. Merger-related expenses include fees incurred in connection with an acquisition. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Sara Griggs, 929-888-4866

sgriggs@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$31,348	$45,739
Accounts receivable, net of allowance	31,891	29,866
Prepaid expenses and other current assets	19,314	18,625

Total current assets	82,553	94,230
Property and equipment, net	36,579	20,514
Operating lease right-of-use asset	19,387	24,891
Intangible assets, net	11,296	9,276
Goodwill	74,859	60,902
Other assets	6,564	6,655

Total assets	$231,238	$216,468

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,060	$11,039
Accrued expenses	23,730	20,925
Operating lease liability	4,028	2,600
Deferred revenue	65,067	62,057

Total current liabilities	105,885	96,621
Operating lease liability, net of current portion	21,073	22,801
Other liabilities	963	786

Total liabilities	127,921	120,208

Stockholders’ equity:
Common stock	42	41
Additional paid-in capital	311,283	298,793
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(2,478)	(662)
Accumulated deficit	(204,659)	(201,041)

Total stockholders’ equity	103,317	96,260

Total liabilities and stockholders’ equity	$231,238	$216,468

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Subscription and support revenue	$51,814	$49,226	$156,403	$148,667
Professional services and other revenue	2,130	2,937	5,367	9,785

Total revenue	53,944	52,163	161,770	158,452
Cost of revenue: (1) (2)
Cost of subscription and support revenue	18,247	16,406	52,172	46,840
Cost of professional services and other revenue	1,816	2,247	5,575	8,205

Total cost of revenue	20,063	18,653	57,747	55,045

Gross profit	33,881	33,510	104,023	103,407

Operating expenses: (1) (2)
Research and development	7,931	7,902	24,540	24,041
Sales and marketing	19,023	18,451	55,272	52,730
General and administrative	7,748	7,345	24,391	21,822
Merger-related	—	45	747	300
Other expense (benefit)	—	—	1,149	(1,965)

Total operating expenses	34,702	33,743	106,099	96,928

(Loss) income from operations	(821)	(233)	(2,076)	6,479
Other (expense) income, net	(668)	(319)	(1,880)	(937)

(Loss) income before income taxes	(1,489)	(552)	(3,956)	5,542
Loss (benefit) from provision for income taxes	191	468	(338)	562

Net (loss) income	$(1,680)	$(1,020)	$(3,618)	$4,980

Net (loss) income per share—basic and diluted
Basic	$(0.04)	$(0.02)	$(0.09)	$0.12
Diluted	(0.04)	(0.02)	(0.09)	0.12

Weighted-average shares—basic and diluted
Basic	41,972	40,935	41,712	40,571
Diluted	41,972	40,935	41,712	42,237

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$132	$157	$385	$501
Cost of professional services and other revenue	76	113	334	299
Research and development	378	408	2,035	1,261
Sales and marketing	1,015	583	2,857	2,082
General and administrative	1,245	1,072	4,109	3,091
Other expense (benefit)	—	—	249	—

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$376	$335	$1,156	$1,006
Sales and marketing	417	407	1,246	1,245

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
Operating activities	2022	2021
Net (loss) income	$(3,618)	$4,980
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,141	6,284
Stock-based compensation	9,969	7,234
Provision for reserves on accounts receivable	166	246
Changes in assets and liabilities:
Accounts receivable	(1,871)	710
Prepaid expenses and other current assets	(1,351)	(914)
Other assets	38	(1,273)
Accounts payable	863	79
Accrued expenses	(242)	(4,402)
Operating leases	5,202	(903)
Deferred revenue	3,452	2,707

Net cash provided by operating activities	19,749	14,748

Investing activities
Cash paid for acquisition, net of cash acquired	(13,215)	—
Purchases of property and equipment, net of returns	(8,617)	(1,625)
Capitalization of internal-use software costs	(9,678)	(4,657)

Net cash used in investing activities	(31,510)	(6,282)

Financing activities
Proceeds from exercise of stock options	142	2,200
Deferred acquisition payments	—	(475)
Other financing activities	(50)	(1,375)

Net cash provided by financing activities	92	350

Effect of exchange rate changes on cash and cash equivalents	(2,722)	(1,003)

Net (decrease) increase in cash and cash equivalents	(14,391)	7,813
Cash and cash equivalents at beginning of period	45,739	37,472

Cash and cash equivalents at end of period	$31,348	$45,285

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Income (Loss) From Operations, GAAP Net (Loss) Income and GAAP Net (Loss) Income Per Share to Non-GAAP Gross Profit, Non-GAAP Income From Operations, Non-GAAP Net Income and Non-GAAP Net Income Per Share

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GROSS PROFIT:
GAAP gross profit	$33,881	$33,510	$104,023	$103,407
Stock-based compensation expense	208	270	719	800
Amortization of acquired intangible assets	376	335	1,156	1,006

Non-GAAP gross profit	$34,465	$34,115	$105,898	$105,213

INCOME (LOSS) FROM OPERATIONS:
GAAP (loss) income from operations	$(821)	$(233)	$(2,076)	$6,479
Stock-based compensation expense	2,846	2,333	9,720	7,234
Amortization of acquired intangible assets	793	742	2,402	2,251
Merger-related	—	45	747	300
Other expense (benefit)	—	—	1,149	(1,965)

Non-GAAP income from operations	$2,818	$2,887	$11,942	$14,299

NET INCOME (LOSS):
GAAP net (loss) income	$(1,680)	$(1,020)	$(3,618)	$4,980
Stock-based compensation expense	2,846	2,333	9,720	7,234
Amortization of acquired intangible assets	793	742	2,402	2,251
Merger-related	—	45	747	300
Other expense (benefit)	—	—	1,149	(1,965)

Non-GAAP net income	$1,959	$2,100	$10,400	$12,800

GAAP diluted net (loss) income per share	$(0.04)	$(0.02)	$(0.09)	$0.12

Non-GAAP diluted net income per share	$0.05	$0.05	$0.25	$0.30

Shares used in computing GAAP diluted net (loss) income per share	41,972	40,935	41,712	42,237
Shares used in computing Non-GAAP diluted net income per share	42,148	41,736	42,080	42,237

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(1,680)	$(1,020)	$(3,618)	$4,980
Other expense, net	668	319	1,880	937
Loss (benefit) from income taxes	191	468	(338)	562
Depreciation and amortization	2,914	2,006	7,141	6,248
Stock-based compensation expense	2,846	2,333	9,720	7,234
Merger-related	—	45	747	300
Other expense (benefit)	—	—	1,149	(1,965)

Adjusted EBITDA	$4,939	$4,151	$16,681	$18,296